EXHIBIT 99.1


XSTREAM BEVERAGE GROUP, INC. ACQUIRES MASSACHUSETTS-BASED BEVERAGE DISTRIBUTOR March 16, 2004 08:15:00 AM ET


Ayer Beverage To Become Beverage Network of Massachusetts, Effecting Contiguous Geographic Coverage From Connecticut to Boston


FORT LAUDERDALE, Fla., March 16 /PRNewswire-FirstCall/ -- XStream Beverage Group, Inc. (OTC Bulletin Board: XSBG) today announced it has completed the acquisition of Ayer Beverage, a central Massachusetts-based distributor of new-age beverages such as juice, water and sports drinks. Specific terms of the acquisition were not disclosed.

Ayer Beverage has serviced the central Massachusetts market for more than two decades. XStream Beverage Group CEO, Jerry Pearring, said the company delivers to area schools, independent retailers, health clubs, cash and carry accounts and mobile caterers.

"Ayer is one of the best-managed distribution companies we've seen in quite some time," said Pearring. "Owner John Lehan runs a very tight ship and the acquisition will provide an ideal platform for XStream to aggressively expand into the Boston market."

Ayer Beverage will be renamed Beverage Network of Massachusetts and give XStream Beverage contiguous geographic coverage from Boston through the entire state of Connecticut, joining forces with Beverage Network of Connecticut, XStream's previous New England acquisition. XStream also owns and operates Beverage Network of South Florida that covers Miami-Dade, Broward and Palm Beach Counties.

Pearring said that Lehan will continue as general manager of the newly acquired entity. He said that Beverage Network of Massachusetts will immediately distribute XStream's proprietary energy drink Yohimbe while its Maui Juice products and the Squeeze soda brand will be distributed in the near future.

"I've been closely observing the progress XStream Beverage Group has made over the past year," said Lehan. "I've been very impressed with their aggressive sales and growth philosophy which closely aligns Ayer's. I'm delighted to be the Massachusetts link of the XStream Beverage Network concept."

XStream Beverage Group recently acquired the Maui Juice Company and the historic Squeeze soda brand, its first entry in the "retro," gourmet soda category. The Company continues to aggressively pursue a strategy to build brands while establishing its own distribution network.

Just more than a year ago, the Company introduced its proprietary energy drink, Yohimbe. Made from the bark of the West African Corynanthe,Yohimbe tree, the drink also contains vitamins B-12, B-6 and taurine, which is an essential amino acid. Since its introduction in March 2003, sales of the product have grown consistently, making particular inroads in several of the popular clubs in South Beach and Ft. Lauderdale, as well as various spots in Connecticut.

Plans call for the acquisition of small- to medium-sized distributors in strategic locations around the nation, while concurrently introducing its own proprietary products through those distribution channels.

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About XStream Beverage Group, Inc.

XStream Beverage Group, Inc. is charting a course to become one of the up-and-coming leaders in the beverage industry. The company plans to continue acquiring small- to medium-sized beverage distributors and developing brands under its own label or through acquisition. The company is a fully reporting, public entity trading on the OTC Bulletin Board, ticker symbol XSBG. Learn more at http://www.xbev.com/

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include failure to complete successfully the development of new or enhanced products, the Company's future capital needs, the success of competitive products, fluctuations in costs, changes in consumer preferences and other items described in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to update any statements in this press release.

     For further information, contact:
     Peter Nasca
     Peter Nasca Associates, Inc.
     Chicago:  312-421-0723
     Miami:    305-937-1711
     pnasca@pnapr.com

(C) 2004 PRNewswire